UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2010

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5

(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a vote of Security Holders.

The annual meeting of the stockholders of Molson Coors Brewing Company (the “Company”) was held on June 2, 2010, in Denver, Colorado, at which the following matters were submitted to a vote of the stockholders:

(a)   votes regarding the election of the persons named below as Directors for a term expiring in 2011 were as follows:

CLASS A DIRECTORS:	For	Withheld	Broker Non-Votes
Francesco Bellini	5,127,260	584	18,921
Rosalind G. Brewer	5,100,198	27,646	18,921
Peter H. Coors	5,100,198	27,646	18,921
Christien Coors Ficeli	5,127,268	576	18,921
Franklin W. Hobbs	5,126,962	882	18,921
Andrew T. Molson	5,099,992	27,852	18,921
Geoffrey E. Molson	5,100,198	27,646	18,921
Iain J.G. Napier	5,126,912	932	18,921
H. Sanford Riley	5,100,298	27,546	18,921
Peter Swinburn	5,126,954	890	18,921

CLASS B DIRECTORS:	For	Withheld	Broker Non-Votes
John E. Cleghorn	140,799,923	2,541,237	0
Charles M. Herington	106,786,640	36,554,520	0
David P. O’Brien	89,735,260	53,605,900	0

(b)   votes regarding the ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2010 were as follows:

For	Against	Abstain
5,145,866	0	899

(c)   votes regarding approval of the amendment and restatement of Molson Coors Brewing Company Incentive Compensation Plan were as follows:

For	Against	Abstain	Broker Non-Votes
5,125,648	1,787	409	18,921

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date: June 7, 2010	By:	/s/ Samuel D. Walker
Samuel D. Walker
Global Chief Legal Officer